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                                                                     EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         Chico's Distribution, Inc., a Florida corporation

         Chico's Concept, Inc., a Florida corporation

         Chico's Media, Inc., a Florida corporation

         Chico's Real Estate, LLC, a Georgia limited liability company